UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2026

Flagstar Bank, National Association
(Exact Name of Registrant as Specified in Charter)

United States of America	1-31565	38-2734984
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

102 Duffy Avenue,	Hicksville,	New York	11801
(Address of principal executive offices)
(516) 683-4100
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLG	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	FLG PRU	New York Stock Exchange
Depositary Shares each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock	FLG PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 25, 2026, Alessandro DiNello notified Flagstar Bank, N.A. (the “Bank”), of his decision not to stand for re-election at the Company's 2026 Annual Meeting of Shareholders, expected to be held on June 9, 2026 (the "Annual Meeting"). Accordingly, Mr. DiNello’s term as a director will end when his current term expires at the conclusion of the Annual Meeting. Such decision was not the result, in whole or in part, of any disagreement with the Bank on any matters relating to the Bank’s operations, policies or practices.

Also on March 25, 2026, Eli H. Miller was appointed to the Board of Directors (the “Board”) of Flagstar Bank, N.A. (the “Bank”), effective April 1, 2026. Mr. Miller was appointed to fill the vacancy resulting from the previously disclosed resignation of Brian Callanan with a term that expires at the Annual Meeting.

Mr. Miller currently serves as a Senior Managing Director of Liberty Strategic Capital (“Liberty”), where he is a key member of Liberty’s leadership team, involved in setting the firm’s strategic direction, leading fundraising efforts, and making high-level investment decisions. He is also a member of Liberty’s Investment Committee. Prior to his service at Liberty, Mr. Miller was Managing Director of Government Relations at Blackstone Inc. (“Blackstone”) from April 2019 to April 2021. As Managing Director, he focused on public policy and Blackstone's portfolio companies. Before taking the post at Blackstone, Mr. Miller was the Chief of Staff at the U.S. Department of the Treasury from February 2017 to April 2019, where he managed the day-to-day operations of the Department and the office of the Secretary. He played a key role in advising, coordinating, and reviewing policy development within the Department, other agencies, and the White House.

Mr. Miller was appointed as a director of the Bank pursuant to the terms of the previously disclosed investment agreement, dated as of March 7, 2024, by and between the Bank and funds managed by Liberty 77 Capital L.P. (the “Investment Agreement”). A description of the Investment Agreement is included in the Current Report on Form 8-K filed on March 14, 2024, and is incorporated herein by reference.

Mr. Miller was appointed to serve on the Risk Assessment Committee and the Technology and Operations Committee of the Board of Directors in connection with his appointment as a director.

Mr. Miller will be entitled to receive the standard remuneration provided to the Bank’s non-employee directors, which includes an annual cash retainer of $97,500, an annual equity award totaling $130,000, and an annual cash retainer for each of the committees on which he serves as a member. No material plan, contract or arrangement has been entered into, or materially amended, in connection with Mr. Miller’s appointment as a director and no grant or award has been made to Mr. Miller under any such plan, contract or arrangement in connection with his appointment as a director. In the event of such entry into, or amendment of, a material plan, contract or arrangement in connection with Mr. Miller’s appointment as a director, the Bank will file an amendment to this report within four business days thereof. Except as set forth above, there have been no transactions directly related to or indirectly involving Mr. Miller that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	March 27, 2026	Flagstar Bank, National Association
(as successor to Flagstar Financial, Inc.)

/s/ Bao Nguyen
Bao Nguyen
Senior Executive Vice President, General Counsel, and Chief of Staff